SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  November 25, 1997


                           OXFORD AUTOMOTIVE, INC.
            (Exact name of Registrant as specified in its charter)



         Michigan                     333-32975              38-3262809
(State or other jurisdiction      (Commission File         (IRS Employer
     of incorporation)                 Number)           Identification No.)



                           1250 Stephenson Highway
                             Troy, Michigan 48083
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (248) 577-1400



                                     N/A
         (Former Name or Former Address, if Changed Since Last Report)

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Item 2.     ACQUISITION OR DISPOSITION OF ASSETS


     On November 25, 1997 (the "Closing Date"), pursuant to a Stock Purchase Agreement, dated as of November 25, 1997 (the "Agreement"), by and among Oxford Automotive, Inc. (the "Registrant") and the shareholders of RPI Holdings, Inc. ("RPIH"), the Registrant acquired all of the issued and outstanding shares of the common stock of RPIH (the "Acquisition"). As a result of the Acquisition, RPIH became a wholly-owned subsidiary of the Registrant. On the Closing Date, the shareholders of the issued and outstanding shares of RPIH common stock received approximately $2.5 million in the aggregate for all outstanding RPIH shares. Of this amount, $100,000 was paid by the RPIH shareholders as an investment banking fee. In addition, the shareholders of RPIH received approximately $402,788 as payment of the principal and accrued interest on certain outstanding loans to RPIH.

     The consideration provided for in the Agreement for the RPIH shareholders was determined by the Registrant after a complete review of RPIH's operations and negotiations between representatives of the Registrant and RPIH. The Acquisition was financed from the Registrant's available cash.

     RPIH, through its wholly-owned subsidiary RPI, Inc. ("RPI"), specializes in the production of roll-formed pieces, metal stampings, and welded assemblies of functional and decorative trim for the automotive industry. RPIH is continuing its operations as a wholly-owned subsidiary of the Registrant following the Acquisition.

     Certain officers, directors, and shareholders of the Registrant were also officers, directors, or shareholders of RPIH prior to the execution of the Agreement. Messrs. Isakow and Schlaybaugh, directors and shareholders of the Registrant, were officers, directors and shareholders of RPIH. Messrs. Robert
H. Orley and Thomas L. Saeli were officers, directors and shareholders of RPIH and are shareholders of the Registrant. Additional shareholders of the Registrant were shareholders of RPIH.


Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


     (a)   Financial Statements of Businesses Acquired.

           Financial Statements will be filed by amendment pursuant to Item 7(a)(4) prior to February 9, 1998.

     (b)   Pro Forma Financial Information.

           Pro Forma Financial Information will be filed by amendment pursuant to Item 7(b)(2) prior to February 9, 1998.


     (c) Exhibits. A list of Exhibits included as part of this report is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.
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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          OXFORD AUTOMOTIVE, INC.


                                          /S/ DONALD C. CAMPION

                                          Donald C. Campion
                                          Senior Vice President and
                                          Chief Financial Officer
Dated:   December 5, 1997











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                               EXHIBIT INDEX

      Ex. No.             Description

       2.1 Stock Purchase Agreement, dated as of November 25, 1997, by and among Oxford Automotive, Inc. and the Shareholders of RPI Holdings, Inc.